SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2002

AMERICAN HOMEPATIENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of	(Commission File	(Employer Identification
incorporation)	Number)	Number)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018

(Address of principal executive offices)

(615) 221-8884

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

ITEM 3. Bankruptcy or Receivership.
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Press Release

ITEM 3. Bankruptcy or Receivership.

     (a)  On July 31, 2002, American HomePatient, Inc. (the “Company”) and certain other subsidiaries of the Company (collectively, the “Debtors”) each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Tennessee Nashville Division (the “Bankruptcy Court”) (Case Nos. 02-08915-GP3-11, 02-08916-GP3-11, 02-08917-GP3-11, 02-08918-GP3-11, 02-08919-GP3-11, 02-08920-GP3-11, 02-08921-GP3-11, 02-08922-GP3-11, 02-08923-GP3-11, 02-08924-GP3-11, 02-08925-GP3-11, 02-08926-GP3-11, 02-08927-GP3-11, 02-08928-GP3-11, 02-08929-GP3-11, 02-08930-GP3-11, 02-08931-GP3-11, 02-08932-GP3-11, 02-08933-GP3-11, 02-08934-GP3-11, 02-08935-GP3-11, 02-08936-GP3-11, 02-08937-GP3-11, 02-08938-GP3-11 and 02-08939-GP3-11). For administrative purposes, each of the above cases have been consolidated into Case No. 02-08915-GP3-11. As of August 8, 2001, no additional subsidiaries or other affiliates of the Company had filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors manage, and will continue to manage, their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On August 1, 2002, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     (b)  Not applicable.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     99.1 Press Release of the Company dated August 1, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

By:	/s/ Marilyn A. O’Hara Marilyn A. O’Hara Chief Financial Officer

Date: August 9, 2002